     As filed with the Securities and Exchange Commission on May 10, 2002

                                                     Registration No. 333-

--------------------------------------------------------------------------------

                   SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549

                    --------------------------------



                               FORM S-8

        REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                    --------------------------------

                           EXCO Resources, Inc.
         (Exact name of registrant as specified in its charter)


                TEXAS                                    74-1492779
   (State or other jurisdiction of          (I.R.S. Employer Identification No.)
    incorporation or organization)

  6500 GREENVILLE AVENUE, SUITE 600
            DALLAS, TEXAS                                   75206
(Address of Principal Executive Offices)                  (Zip Code)


                    --------------------------------

             EXCO RESOURCES, INC. 1998 STOCK OPTION PLAN
                       (Full title of the Plan)

                    --------------------------------

                            DOUGLAS H. MILLER
                         CHIEF EXECUTIVE OFFICER
               6500 GREENVILLE AVENUE, SUITE 600, LB 17
                           DALLAS, TEXAS 75206
                (Name and address of agent for service)

                             (214) 368-2084
   (Telephone number, including area code, of agent for service)

                             With copies to:

        RICHARD E. MILLER                    WILLIAM L. BOEING
VICE PRESIDENT AND GENERAL COUNSEL          HAYNES AND BOONE, LLP
    6500 GREENVILLE AVENUE                   1600 NORTH COLLINS
        SUITE 600, LB 17                        SUITE 2000
      DALLAS, TEXAS 75206                RICHARDSON, TEXAS 75080
         (214) 368-2084                       (972) 680-7550



                      CALCULATION OF REGISTRATION FEE



----------------------------------------------------------------------------------------------------------------------------------
    TITLE OF SECURITIES            AMOUNT             MAXIMUM OFFERING          PROPOSED MAXIMUM                   AMOUNT OF
     TO BE REGISTERED        TO BE REGISTERED(1)     PRICE PER SHARE(2)     AGGREGATE OFFERING PRICE(2)       REGISTRATION FEE(2)
----------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.02 par
  value..................        1,300,000                $17.03                  $22,139,000                      $2,037.00
----------------------------------------------------------------------------------------------------------------------------------


(1) An additional 1,300,000 shares are being registered under the EXCO Resources, Inc. 1998 Stock Option Plan, as amended. The amount to be registered also includes such indeterminate number of shares as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions in accordance with Rule 416 promulgated under the Securities Act of 1933.
(2) The offering price per share, the aggregate offering price and the registration fee should be calculated in accordance with paragraphs (c) and
    (h)(1) of Rule 457 promulgated under the Securities Act of 1933 based on the average of the high and low sale prices for the Company's common stock reported on the Nasdaq National Market on May 8, 2002 ($17.03 per share).

--------------------------------------------------------------------------------

                                     PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Registration of Additional Securities.

         Pursuant to this registration statement, EXCO Resources, Inc. (the "Company" or the "Registrant") hereby registers an additional 1,300,000 shares of its common stock, par value $0.02, for issuance under the EXCO Resources, Inc. 1998 Stock Option Plan, as amended. The current registration of
1,300,000 shares of common stock will increase the number of shares registered for issuance under the Registrant's 1998 Stock Option Plan to 3,500,000 shares.

         Pursuant to General Instruction E of Form S-8, this registration statement incorporates by reference the contents of EXCO Resources, Inc.'s registration statement on Form S-8, Registration No. 333-64331, filed with the Securities and Exchange Commission on September 25, 1998 and EXCO Resources, Inc.'s registration statement on Form S-8, Registration No. 333-59596, filed with the Securities and Exchange Commission on April 25, 2001. Pursuant to the General Instruction E of Form S-8, all information that has been incorporated from these registration statements is not repeated in this registration statement.

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         EXCO Resources, Inc. hereby incorporates by reference the following documents filed with the Securities and Exchange Commission (the "Commission"):

                a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001;

                b) The Company's Current Report on Form 8-K dated December 18, 2001 and filed January 2, 2002;

                c) Amendment No. 1 to the Company's Current Report on Form 8-K dated December 18, 2001 and filed February 14, 2002;

                d) The Company's Current Report on Form 8-K dated April 26, 2001 and filed May 10, 2001;

                e) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 10 filed on April 21, 1980; and

                f) All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment that indicates that all securities offered hereunder have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date such documents are filed. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes such statement.



ITEM 8.  EXHIBITS

Exhibit No.     Description of Exhibits
-----------     -----------------------

   4.1 Restated Articles of Incorporation of EXCO, filed as an Exhibit to EXCO's Form S-3/A filed June 2, 1998 and incorporated by reference herein.

   4.2 Restated By-laws of EXCO, as amended, filed as an Exhibit to EXCO's Form S-3/A filed June 2, 1998 and incorporated by reference herein.

   4.3 Specimen Stock Certificate for the Common Stock of EXCO filed as an Exhibit to EXCO's Form S-3/A filed on June 2, 1998 and incorporated by reference herein.

   4.4 EXCO Resources, Inc. 1998 Stock Option Plan, filed as Appendix A to EXCO's Proxy Statement dated March 17, 1998 and incorporated by reference herein.

   4.5 Amendment No.1 to the EXCO Resources, Inc. 1998 Stock Option Plan filed as Exhibit 10.10 to EXCO's Form 10-Q dated May 17, 1999 and incorporated by reference herein.

   4.6 Amendment No. 2 to EXCO Resources, Inc. 1998 Stock Option Plan filed as Exhibit 4.6 to Form S-8 filed on April 26, 2001 and incorporated by reference herein.

   4.7 Statement of Designation of 5% Convertible Preferred Stock, dated June 21, 2001, filed as an Exhibit to EXCO's Form 8-K/A filed June 29, 2001 and incorporated by reference herein.

   4.8*         Amendment No. 3 to EXCO Resources, Inc. 1998 Stock Option Plan.

   5.1* Opinion of Haynes and Boone, LLP with respect to validity of the issuance of the securities.

  23.1*         Consent of Independent Accountants, Ernst & Young LLP.

  23.2*         Consent of Haynes and Boone, LLP (included in Exhibit 5.1).

  23.3*         Consent of Lee Keeling and Associates, Inc.

  23.4*         Consent of Independent Accountants, KPMG LLP.

  24.1* Power of attorney of the directors of the Company (included on the signature page of the Registration Statement).


---------------

* Filed herewith

                         SIGNATURES AND POWER OF ATTORNEY

THE COMPANY:

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on the 8th day of May, 2002.

                                 EXCO RESOURCES, INC.


                                 By:      /s/ DOUGLAS H. MILLER
                                          --------------------------------------
                                 Name:    Douglas H. Miller
                                 Title:   Chairman of the Board of Directors and
                                          Chief Executive Officer


KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Douglas H. Miller and T.W. Eubank, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign, execute and file with the Securities and Exchange Commission and any state securities regulatory board or commission any documents relating to the proposed issuance and registration of the securities offered pursuant to this Registration Statement on Form S-8 under the Securities Act of 1933, including any amendment or amendments relating thereto (and any additional Registration Statement related hereto permitted by Rule 462(b) promulgated under the Securities Act of 1933, including any amendment or amendments relating thereto), with all exhibits and any and all documents required to be filed with respect thereto with any regulatory authority, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 8th day of May, 2002.

Signature                         Title
---------                         -----

/s/ DOUGLAS H. MILLER             Chairman of the Board of Directors, and Chief
-----------------------------     Executive Officer
Douglas H. Miller


/s/ T.W. EUBANK                   Director, President and Treasurer
-----------------------------
T.W. Eubank


/s/ J. DOUGLAS RAMSEY             Director, Vice President and Chief Financial
-----------------------------     Officer (Principal Financial Officer)
J. Douglas Ramsey, Ph.D.

/s/ J. DAVID CHOISSER             Vice President and Chief Accounting Officer
-----------------------------     (Principal Accounting Officer)
J. David Choisser


/s/ JEFFREY D. BENJAMIN           Director
-----------------------------
Jeffrey D. Benjamin


/s/ EARL E. ELLIS                 Director
-----------------------------
Earl E. Ellis


/s/ J. MICHAEL MUCKLEROY          Director
-----------------------------
J. Michael Muckleroy

/s/ BOONE PICKENS                 Director
-----------------------------
Boone Pickens


/s/ STEPHEN F. SMITH              Director
-----------------------------
Stephen F. Smith

                                  EXHIBIT INDEX



Exhibit No.     Description of Exhibits
-----------     -----------------------
   4.1          Restated Articles of Incorporation of EXCO, filed as an Exhibit to EXCO's Form S-3/A filed June 2, 1998 and incorporated by reference herein.

   4.2 Restated By-laws of EXCO, as amended, filed as an Exhibit to EXCO's Form S-3/A filed June 2, 1998 and incorporated by reference herein.

   4.3 Specimen Stock Certificate for the Common Stock of EXCO filed as an Exhibit to EXCO's Form S-3/A filed on June 2, 1998 and incorporated by reference herein.

   4.4 EXCO Resources, Inc. 1998 Stock Option Plan, filed as Appendix A to EXCO's Proxy Statement dated March 17, 1998 and incorporated by reference herein.

   4.5          Amendment No. 1 to the EXCO Resources, Inc. 1998 Stock Option
                Plan, filed as Exhibit 10.10 to EXCO's 10-Q dated May 17, 1999 and incorporated by reference herein.

   4.6 Amendment No. 2 to EXCO Resources, Inc. 1998 Stock Option Plan filed as Exhibit 4.6 to Form S-8 filed on April 26, 2001 and incorporated by reference herein.

   4.7          Statement of Designation of 5% Convertible Preferred
                Stock, dated June 21, 2001, filed as an Exhibit to EXCO's
                Form 8-K/A filed June 29, 2001 and incorporated by reference herein.

   4.8*         Amendment No. 3 to EXCO Resources, Inc. 1998 Stock Option Plan.

   5.1* Opinion of Haynes and Boone, LLP with respect to validity of the issuance of the securities.

  23.1*         Consent of Independent Accountants, Ernst & Young LLP.

  23.2*         Consent of Haynes and Boone, LLP (included in Exhibit 5.1).

  23.3*         Consent of Lee Keeling and Associates, Inc.

  23.4*         Consent of Independent Accountants, KPMG LLP.

  24.1* Power of attorney of the directors of the Company (included on the signature page of the Registration Statement).


---------------

* Filed herewith